UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2024, Astra Space, Inc. (the “Company”) entered into an Amendment to Securities Purchase Agreement (the “Amendment”) dated as of August 4, 2023 (as amended by the Reaffirmation Agreement and Omnibus Amendment Agreement dated as of November 6, 2023, the Limited Waiver and Consent and Omnibus Amendment No. 2 Agreement dated as of November 17, 2023 and the Omnibus Amendment No. 3 Agreement dated as of November 21, 2023) (as so amended, the “Purchase Agreement”). The Amendment, among other things, extends the date by which any Subsequent Closing (as defined in the Purchase Agreement) may occur under the Purchase Agreement without the consent of the existing holders thereunder and updates the buyers party thereto to include the Additional Investors (as defined below). The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment filed herewith and incorporated by reference as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation.

Also on January 19, 2024, the Company closed a subsequent financing (the “Subsequent Financing”) with MH Orbit LLC (“MH Orbit”), an affiliate of JMCM Holdings LLC (“JMCM”), and RBH Ventures Astra SPV, LLC (“RBH” and together with MH Orbit, the “Additional Investors”), pursuant to the Purchase Agreement, in which the Additional Investors purchased (i) $6.0 million in aggregate principal amount of a 12.0% Senior Secured Convertible Note due 2025 (the “Subsequently Purchased Convertible Notes”) in the form of the Senior Secured Convertible Note due 2025 filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2023 (the “November 8-K”); and (ii) new warrants (the “Subsequently Purchased Warrants”) in the form of the Common Stock Purchase Warrant filed as Exhibit 4.2 to the November 8-K to purchase up to 2,599,010 shares of the Company’s Class A common stock, par value $0.0001 (the “Class A Common Stock”) at a purchase price of $0.125 per Subsequently Purchased Warrant for an aggregate purchase price of $324,876.26 that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments, and that expire on January 19, 2029.

Net proceeds from the Subsequent Financing, after deducting estimated offering expenses, were approximately $5.85 million. Following the sale of the Subsequently Purchased Convertible Notes, the Company may issue up to an additional $1.18 million in senior secured convertible notes under the Purchase Agreement, subject to certain limitations.

Convertible Notes Issuance

The Subsequently Purchased Convertible Notes mature on November 15, 2025, unless extended, and are convertible into shares of Class A Common Stock (such shares of Class A Common Stock issuable upon conversion of the Subsequently Purchased Convertible Notes, the “Note Underlying Shares”). On the Maturity Date, the Company will pay the Additional Investors, along with the holders of all of the Initially Issued Convertible Notes (the Subsequently Purchased Convertible Notes and the Initially Issued Convertible Notes collectively referred to as the “Convertible Notes”), an amount in cash equal to (i) the then-outstanding Stated Principal Amount (as defined in the Convertible Notes) of the Convertible Notes, multiplied by (ii) the then applicable Minimum Return (as defined in the Convertible Notes) amount in effect at such time, plus accrued and uncapitalized interest on the Convertible Notes (such amount, the “Minimum Return Maturity Amount”); provided that if the Maturity Date has been extended, the Company will pay holders of Convertible Notes an amount in cash equal to the greater of (x) the Minimum Return Maturity Amount and (y) the then-outstanding principal amount plus any accrued and uncapitalized interest on the Convertible Notes. In the event that any prepayment or redemption of the Convertibles Notes is made in full prior to the Maturity Date (or is deemed to have occurred in the case of an Event of Default Acceleration Event (as defined in the Convertible Notes)), the Company will pay in full all outstanding obligations under the Convertible Notes, which will include the payment, if applicable, of any Minimum Return amount, which ranges from 125% to 175% of the outstanding Stated Principal Amount of the Convertible Notes depending on the timing of the prepayment or redemption event, as applicable.

The terms related to interest, security, payments, conversion (including the conversion rate), rights of the Additional Investors upon a Fundamental Change (as defined in the Subsequently Purchased Convertible Notes) and affirmative and negative covenants are the same as described under the heading “Convertible Notes Issuance” in the November 8-K.

The Subsequently Purchased Convertible Notes were not issued pursuant to an indenture. Unless the Company obtains the Requisite Stockholder Approvals (as defined in the Purchase Agreement), the Company will be prohibited from issuing any shares of Class A Common Stock upon conversion of the Subsequently Purchased Convertible Notes if the issuance of such shares of Class A Common Stock, together with shares issued upon the conversion of any other Convertible Notes, would exceed 19.99% of the Company’s outstanding shares of Class A Common Stock as of the date of the Purchase Agreement or otherwise exceed the aggregate number of shares of Class A Common Stock which the Company may issue without breaching the Company’s obligations under the Nasdaq listing rules.

Warrant Issuance

The Subsequently Purchased Warrants are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments and expire on January 19, 2029 (such shares of Class A Common Stock issuable upon conversion of the Subsequently Purchased Warrants, the “Warrant Underlying Shares”, and together with the Note Underlying Shares, collectively, the “Underlying Shares”). The exercise price of the Subsequently Purchased Warrants, and the number of shares of Class A Common Stock potentially issuable upon exercise of the Subsequently Purchased Warrants, will be adjusted proportionately if the Company subdivides its shares of Class A common stock into a greater number of shares or combines its shares of common stock into a smaller number of shares.

In the event of a Fundamental Transaction (as defined in the Subsequently Purchased Warrants) that is (i) an all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (iii) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company will be required, at the option of the holder of the Subsequently Purchased Warrant, to (x) purchase such holder’s Subsequently Purchased Warrant by paying to such holder an amount of cash equal to the Black-Scholes Value (as defined in the Subsequently Purchased Warrants) of the remaining unexercised portion of such Subsequently Purchased Warrant on the date of the consummation of such Fundamental Transaction or (y) exchange the Subsequently Purchased Warrant for a security of the Successor Entity (as defined in the Subsequently Purchased Warrants) evidenced by a written instrument substantially similar in form and substance to the Subsequently Purchased Warrants, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Class A Common Stock acquirable and receivable upon exercise of the Subsequently Purchased Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price under the Subsequently Purchased Warrant to such shares of capital stock (but taking into account the relative value of the shares of Class A Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Subsequently Purchased Warrant immediately prior to the consummation of such Fundamental Transaction).

Unless the Company obtains the Requisite Stockholder Approvals, the Company will be prohibited from issuing any shares of Class A Common Stock upon exercise of the Subsequently Purchased Warrants if the issuance of such shares of Class A Common Stock would exceed 19.99% of the Company’s outstanding shares of Class A Common Stock or otherwise exceed the aggregate number of shares of Class A Common Stock which the Company may issue without breaching the Company’s obligations under the Nasdaq listing rules.

The Subsequent Financing is connected to the Company’s announcements in its November 8-K of a series of closings of previous financing transactions (the “Initial Financings”) with JMCM, SherpaVentures Fund II, LP (“ACME Fund II”), Chris Kemp, the Company’s chief executive officer, chairman and a director, through the Chris Kemp Living Trust dated February 10, 2023 (the “Kemp Trust”), and Adam London, the Company’s chief technology officer and a director (“Dr. London” and together with JMCM, ACME Fund II and the Kemp Trust, collectively, the “Initial Investors” and together with the Additional Investors, collectively, the “Investors”), pursuant to which the Company issued to the Initial Investors senior secured convertible notes (the “Initial Issued Convertible Notes”) in accordance with the form of Senior Secured Convertible Note due 2025 filed as Exhibit 4.1 to the November 8-K, and Warrants in accordance with the form of the Common Stock Purchase Warrant filed as Exhibit 4.2 to the November 8-K . Such Initial Financings are discussed in the November 8-K.

The foregoing summaries of the Subsequently Purchased Convertible Notes and the Subsequently Purchased Warrants do not purport to be complete and are qualified in their entirety by reference to the form of Senior Secured Convertible Note that was filed Exhibit 4.1 to the November 8-K and the form of Common Stock Purchase Warrant that was filed as Exhibit 4.2 to the November 8-K, each of which is incorporated herein by reference.

No Registration; Registration Rights

The Subsequently Purchased Convertible Notes, the Subsequently Purchased Warrants and the Underlying Shares have not been, and the Subsequently Purchased Convertible Notes and the Subsequently Purchased Warrants will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Subsequently Purchased Convertible Notes, the Subsequently Purchased Warrants and the Underlying Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Subsequently Purchased Convertible Notes and the Subsequently Purchased Warrants were offered and sold to the Additional Investors in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Additional Investors are each an “accredited investor,” as defined in Regulation D, and are acquiring the Subsequently Purchased Convertible Notes, the Subsequently Purchased Warrants and any Underlying Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Pursuant to the Purchase Agreement, the Company is required to file a registration statement with the SEC no later than May 1, 2024 to register the resale of all Underlying Shares.

This current report on Form 8-K does not, and the exhibits attached hereto do not, constitute an offer to sell any security, including the Subsequently Purchased Convertible Notes, the Subsequently Purchased Warrants or any Underlying Shares, nor a solicitation for an offer to purchase any security, including the Subsequently Purchased Convertible Notes, the Subsequently Purchased Warrants or any Underlying Shares, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration, qualification, or exemption under the securities laws of any such jurisdiction.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this current report on Form 8-K regarding the issuance of the Warrants is incorporated herein by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Note due 2025 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on November 24, 2023).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed with the SEC on November 24, 2023).

10.1*	Amendment to Securities Purchase Agreement, dated January 19, 2024, by and among Astra Space, Inc., each of the subsidiaries of Astra Space, Inc. party thereto, the Investors and GLAS Americas LLC.

10.2	Omnibus Amendment No. 3 Agreement, dated as of November 21, 2023, between Astra Space, Inc., its subsidiaries, the Investors and GLAS Americas, LLC, as collateral agent (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on November 24, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2024	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer